Exhibit 99.1
Ameresco Strengthens Balance Sheet with Debt Financing from Nuveen

Five Year Debt Providing Attractive Flexible Capital

FRAMINGHAM, MA – July 1, 2024 – Ameresco, Inc., (NYSE: AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced that it has successfully secured a $100M second lien debt financing with Nuveen Energy Infrastructure Credit. This strategic financial move underscores Ameresco’s commitment to grow its business and provides balance sheet stability on attractive terms.

“We’re thrilled to be working with Nuveen, who have proven in short order to be a flexible and creative financing partner,” said Doran Hole, Chief Financial Officer at Ameresco. “With the extension of the Delayed Draw Term Loan A, we began exploring potential partners for creative debt capital. The Company continues to invest in assets from its development pipeline as well as explore opportunistic acquisitions, seeking to enhance shareholder value through investment returns that exceed its cost of capital. The competitive interest rate and the long tenor of the Nuveen financing supports these efforts and solidifies a new relationship with a multi-faceted lending and investment platform that we expect to contribute to the Company’s future growth.”

“We look forward to our partnership with Ameresco and are excited to provide long-term financing to support its growing business” said Don Dimitrievich, Portfolio Manager of Nuveen’s Energy Infrastructure Credit business. “Supporting best-in-class energy efficiency and renewable energy operators like Ameresco is fundamental to our business.”

The financing is leverage-neutral for the quarter ended June 30, 2024, as the net proceeds were used to pay off the remaining balance of the Company’s Delayed Draw Term Loan A, with the remaining funds being applied to reduce the outstanding balance on the company's senior secured revolving credit facility.

“We extend our gratitude to our Senior Secured Lenders for their cooperation and to Nuveen for their approval and closure of this transaction, as formalized through the 6th Amendment to our Senior Secured Credit Facility,” continued Mr. Hole.

The full second lien agreement and the 6th amendment to the company’s Senior Secured Credit Facility were filed with the SEC on Form 8-K on July 1, 2024.

Oppenheimer & Co acted as the Lead Arranger for the transaction.

Media Relations Contact:
Ameresco: Leila Dillon, 508-661-2264, news@ameresco.com

Investor Relations Contact:
Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes solutions that help customers reduce costs, decarbonize to net zero, and build energy resiliency while leveraging smart, connected technologies. From implementing energy efficiency and infrastructure upgrades to developing, constructing, and operating distributed energy resources – we are a trusted sustainability partner. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, utilities, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Forward looking statements
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about our expected plans for the future investments and growth, our ability to comply with debt covenants and our ability to repay our obligations as they come due and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and related liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements including the requirement to raise additional subordinated debt; the impact of macroeconomic challenges, weather related events and climate change on our business; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.